Exhibit T3A.2.30

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 10:00 AM 12/09/1992
722344086 - 2318301

CERTIFICATE OF INCORPORATION
OF
P.J.C. DISTRIBUTION, INC.

1.            The name of the corporation is P.J.C. Distribution, Inc.

2.            The address of its registered office in the State of Delaware is 1209 Orange Street, Wilmington, New Castle County, Delaware. The registered agent at such address is The Corporation Trust Company.

3.            The nature of the business or purpose to be conducted or promoted is to operate a distribution business and in general to engage in any lawful activity or business for which corporations may be organized under the provisions of the General Corporation Law of Delaware.

4.            The total number of shares of stock which the corporation shall have authority to issue is 2000 shares of no par common stock.

5.            The name and mailing address of each incorporator:

Michel Coutu	440 George Washington Highway
Smithfield, RI 02917

6.            The corporation is to have perpetual existence.

7.            In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized to make, alter or repeal the by-laws of the corporation.

8.            Meeting of the stockholders may be held within or without the State of Delaware, as the bylaws may provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the board of the directors or in the by-laws of the corporation.

I, the undersigned, being the sole incorporator for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate hereby declaring and certifying that this is my free act and deed and the information contained herein is true.

Date: November 20, 1992.

/s/ Michel Coutu
Michel Coutu

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 05:30 PM 05/14/1998
981186561 - 2318301

CERTIFICATE OF CHANGE OF LOCATION OF

REGISTERED OFFICE AND/OR REGISTERED AGENT

OF

P.J.C. DISTRIBUTION, INC.

The Board of Directors of P.J.C. DISTRIBUTION., INC., a corporation of Delaware, on this 8th day of May A.D., 1998, do hereby resolve and order that the location of the Registered Office of this Corporation within this State be, and the same hereby is 9 East Loockerman Street, in the City of Dover, County of Kent, Zip Code 19901.

The name of the Registered Agent therein and in charge thereof upon whom process against this corporation may be served, is National Corporate Research, Ltd.

The P.J.C. DISTRIBUTION, INC., a Corporation of Delaware, does hereby certify that the foregoing is a true copy of a resolution adopted by the Board of Directors at a meeting held as herein stated.

IN WITNESS WHEREOF, said Corporation has caused this certificate to be signed by its Officer, the 11th day of May, A.D. 1998.

/s/ Randy A. Wyrofsky
Name:	RANDY A. WYROFSKY
Title:	VICE PRESIDENT - CFO

State of Delaware
Secretary of State
Division of Corporations
Delivered 01:01 PM 09/26/2005
FILED 01:01 PM 09/26/2005
SRV 050785500 - 2318301 FILE

STATE OF DELAWARE

CERTIFICATE OF CHANGE

OF REGISTERED AGENT AND/OR

REGISTERED OFFICE

The Board of Directors of P.J.C. Distribution, Inc., a Delaware Corporation, on this 23rd day of September, A.D. 05, do hereby resolve and order that the location of the Registered Office of this Corporation within this State be, and the same hereby is Corporation Trust Center 1209 Orange Street, in the City of Wilmington, County of New Castle Zip Code 19801.

The name of the Registered Agent therein and in charge thereof upon whom process against this Corporation may be served, is THE CORPORATION TRUST COMPANY.

The Corporation does hereby certify that the foregoing is a true copy of a resolution adopted by the Board of Directors at a meeting held as herein stated.

IN WITNESS WHEREOF, said Corporation has caused this certificate to be signed by an authorized officer, the 23 day of September, A.D., 05.

By:	/s/ K. Betzger
Authorized Officer
Name:	Kristen Betzger
Print or Type
Title:	Vice President